EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference into the accompanying Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 for KIWA Bio-Tech Products Group Corporation (formerly known as Tintic Gold Mining Company), of our report dated February 25, 2004, relating to the financial statements of Tintic Gold Mining Company for the year ended December 31, 2003.


/S/PRITCHETT, SILER & HARDY, P.C.
---------------------------------
PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
September 9, 2004